Exhibit 10.5

DEL FRISCO’S RESTAURANT GROUTP

NONQUALIFIED DEFERRED COMPENSATION PLAN

FIRST AMENDMENT

This Amendment is made by Center Cut Hospitality, Inc. (the “Company”), as sponsor of the Del Frisco’s Restaurant Group Nonqualified Deferred Compensation Plan (the “Plan”), pursuant to Section 9.1 of the Plan:

W I T N E S S E T H:

WHEREAS, on December 1, 2007, the Plan was amended and restated; and

WHEREAS, the Company desires to amend the Plan for the first time since such amendment and restatement, so that (i) Participants can receive in-service distributions of the Matching Contributions contributed to their Accounts under the Plan and (ii) forfeitures of deferred compensation under the Plan are no longer credited to Forfeiture Accounts;

NOW, THEREFORE, the Agreement is hereby amended, as follows:

(A)	Effective December 10, 2009, the following sentence in Section 5.1(a) of the Plan is deleted:

“A Participant may make a separate election under this Section 5.1 for each annual Deferral Election and may elect separate payment dates and forms with regard to each annual Deferral Election from Base Pay and Bonuses.”

and is replaced with the following sentence:

“A Participant may make a separate election under this Section 5.1 for each annual Deferral Election (including the Matching Contribution related thereto). A Participant may also elect separate payment dates and forms with regard to each annual (i) deferral of Base Pay, (ii) deferral of Bonuses, (iii) Matching Contribution related to the deferral of Base Pay and (iv) Matching Contribution related to the deferral of Bonuses.”

(B)	Effective December 10, 2009, the following sentences in Section 5.3(a) of the Plan are deleted:

“At the time a Participant makes a Deferral Election, the Participant may elect to have all or a portion of the Participant’s Account balance attributable to Deferred Compensation credited pursuant to such Deferral Election paid in a specified future year that is not earlier than the second Plan Year after the end of the Plan Year for which such Deferral Election applies. For Pre-409A Amounts, if the benefit payable to the Participant is greater than $10,000, then the Participant may elect distribution in the form of either a single lump sum or quarterly installments, over a 2, 3, 4 or 5-year period; provided, however, if the benefit payable to the Participant is $10,000 or less, the benefit payable shall be distributed in the form of a single lump sum payment. For 409A Amounts, an

Del Frisco’s Restaurant Group	NQDC Plan 12/10/2009

in-service distribution elected by a Participant shall be distributed in the form of a single lump sum payment. A Participant may make a separate election under this Section 5.3 for each annual Deferral Election and may elect separate payment dates and forms with regard to each annual Deferral Election from Base Pay and Bonus for each Plan Year.

The value of a Scheduled In-Service Lump Sum Distribution shall be determined based upon the value the Participant’s account as of December 31 of the prior Plan Year; such benefit shall be payable to the Participant as soon as administratively practicable thereafter.”

and are replaced with the following sentences:

“Each Plan Year, at the time a Participant makes a Deferral Election, the Participant may elect to have all or a portion of the Participant’s Account balance that is attributable to such Deferral Election (including the Matching Contribution and Investment Return related thereto) paid in a specified future year that is not earlier than the second Plan Year after the end of the Plan Year for which such Deferral Election applies (a “Scheduled In-Service” distribution).

When making an election as to Scheduled In-Service distributions, a Participant may elect separate payment dates and forms with regard to each annual (i) deferral of Base Pay (and Investment Return thereon) and (ii) deferral of Bonuses (and Investment Return thereon).

If the Participant elects a Scheduled In-Service distribution as to Base Pay and/or Bonuses, then, to the extent that such Participant will have completed at least four Years of Service prior to January 1 of the Plan Year in which such distribution is scheduled to occur, the Participant’s Scheduled In-Service distribution election shall also apply to the Matching Contributions related thereto.

For 409A Amounts, a Scheduled In-Service distribution elected by a Participant shall be distributed in the form of a single lump sum payment.

For Pre-409A Amounts, if the benefit payable to the Participant is greater than $10,000, then the Participant may elect a Scheduled In-Service distribution in the form of either a single lump sum or quarterly installments, over a 2, 3, 4 or 5-year period; provided, however, if the benefit payable to the Participant is $10,000 or less, the benefit payable shall be distributed in the form of a single lump sum payment.

The value of a Scheduled In-Service lump sum distribution shall be determined as of December 31 of the Plan Year immediately prior to such distribution.

Del Frisco’s Restaurant Group	NQDC Plan 12/10/2009

Example #1. In December 2009, a Participant elects to defer 10% of his 2010 Base Salary and also elects to receive a lump sum In-Service distribution in 2013 of 10% of the amount attributable to his 2010 Base Salary deferral. The Participant will have at least 4 Years of Service prior to January 1, 2013; therefore, the In-Service distribution election also applies to the 2010 Matching Contribution related to his 2010 Base Salary deferral. The Participant is still employed as of January 1, 2013. The Account balance on December 31, 2012, that is attributable to his 2010 Base Salary deferral is $15,000. The Account balance on December 31, 2012, that is attributable to the 2010 Matching Contribution related to his 2010 Base Salary deferral is $3,000. Therefore, the Participant receives a total In-Service distribution in 2013 of $1,800 ($1,500 + $300).

Example 2. Same facts as in Example #1, except that the Participant would not have four Years of Service prior to January 1, 2013. Therefore, the Participant receives a total In-Service distribution in 2013 of $1,500.

(C)	Effective January 1, 2010, Section 1.22 of the Plan is deleted and replaced by the following:

“1.22. [DELETED EFFECTIVE JANUARY 1, 2010].”

(D)	Effective January 1, 2010, Section 2.3 of the Plan is amended so that the cross-reference to Section 3.5 is replaced by a cross-reference to Section 3.6.

(E)	Effective January 1, 2010, the following sentence in Section 3.4 of the Plan is deleted:

“Notwithstanding the foregoing, even vested Company Contributions and Investment Return thereon may be forfeitable in the event that the Participant violates noncompetition, nondisclosure or other requirements designated by the Committee at the time that a Company Contribution is made and any forfeitures attributable thereto shall be added to the Forfeiture Account.”

and is replaced with the following sentence:

“Notwithstanding the foregoing, even vested Company Contributions and Investment Return thereon may be forfeitable in the event that the Participant violates noncompetition, nondisclosure or other requirements designated by the Committee at the time that a Company Contribution is made.”

(F)	Effective January 1, 2010, the following sentence in Section 3.4 of the Plan is deleted:

“If a Participant incurs a Termination of Employment before becoming fully vested in his Account, the unvested portion of the Participant’s Account shall be immediately forfeited and added to the Forfeiture Account.”

Del Frisco’s Restaurant Group	NQDC Plan 12/10/2009

and is replaced with the following sentence:

“If a Participant incurs a Termination of Employment before becoming fully vested in his Account, the unvested portion of the Participant’s Account shall be immediately forfeited.”

(G)	Effective January 1, 2010, Section 3.5 of the Plan is deleted and replaced by the following:

“3.5. [DELETED EFFECTIVE JANUARY 1, 2010].”

(H)	Effective January 1, 2010, the following sentence in Section 5.3(b) of the Plan is deleted:

“An amount equal to ten percent (10%) of the elected distribution that is deducted from the Account of a Participant receiving an accelerated distribution under this Section 5.3 shall not be paid to the Participant but shall be added to the Forfeiture Account and applied as provided in Section 3.5.”

and is replaced with the following sentence:

“An amount equal to ten percent (10%) of the elected distribution that is deducted from the Account of a Participant receiving an accelerated distribution under this Section 5.3 shall not be paid to the Participant.”

(I)	Effective January 1, 2010, the following sentence in Section 6.5 of the Plan is deleted;

“The amount forfeited under this Section 6.5 shall not be applied as provided in Section 3.5, but shall be applied to reduce future Matching Contributions and/or Company Contributions as designated by the Committee.”

and is replaced with the following sentence:

“The amount forfeited under this Section 6.5 shall be applied to reduce future Matching Contributions and/or Company Contributions as designated by the Committee.”

(J)	Effective January 1, 2010, the following sentence in Section 10.5 of the Plan is deleted:

“With respect to any such unscheduled in-service distribution of Pre-409A Amounts, an amount equal to ten percent (10%) of the distribution that is deducted from the Account of an Alternate Payee receiving an accelerated distribution under this Section 5.3 shall not be paid to the Alternate Payee, but shall be added to the Forfeiture Account and applied as provided in Section 3.5.”

and is replaced with the following sentence:

“With respect to any such unscheduled in-service distribution of Pre-409A Amounts, an amount equal to ten percent (10%) of the distribution that is deducted from the Account of an Alternate Payee receiving an accelerated distribution under this Section 5.3 shall not be paid to the Alternate Payee.”

Del Frisco’s Restaurant Group	NQDC Plan 12/10/2009

IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed by its duly authorized officer.

CENTER CUT HOSPITALITY, INC.

By:	/s/ Jon W. Howie	December 31, 2009
Name:	Jon W. Howie	Date
Title:	Secretary and Treasurer

Del Frisco’s Restaurant Group	NQDC Plan 12/10/2009